Exhibit 99.1

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Contents

Page

Reports of Independent Registered Public Accounting Firm	2

Financial Statements:

Consolidated Balance Sheets as of June 27, 2015 (unaudited) and January 3, 2015 and December 28, 2013	3

Consolidated Statements of Income for the six months ended June 27, 2015 and June 21, 2014 (unaudited) and for the years ended January 3, 2015 and December 28, 2013	4

Consolidated Statements of Changes in Equity for the six months ended June 27, 2015 (unaudited) and the years ended January 3, 2015 and December 28, 2013	5

Consolidated Statements of Cash Flows for the six months ended June 27, 2015 and June 21, 2014 (unaudited) and for the years ended January 3, 2015 and December 28, 2013	6

Notes to Consolidated Financial Statements	7

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Marquis Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Marquis Industries, Inc. and subsidiaries (the “Company”) as of January 3, 2015 and December 28, 2013, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of January 3, 2015 and December 28, 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

September 21, 2015

Newport Beach, California

2

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$2,363,163	$1,008,780	$670,689
Accounts receivables, net	3,234,083	1,801,229	1,196,877
Accounts receivables, factored	4,670,306	3,558,773	3,550,256
Due from officer	229,499	57,700	–
Inventories	10,173,017	11,626,981	11,439,820
Prepaid expenses and other current assets	1,931,570	2,383,727	1,776,721
Total current assets	22,601,638	20,437,190	18,634,363

Property and equipment, net	14,124,757	14,916,251	13,774,807
Due from officer	–	215,469	207,927
Other assets	–	256,886	247,853
TOTAL ASSETS	$36,726,395	$35,825,796	$32,864,950

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long-term debt	$1,917,515	$1,917,515	$1,621,288
Demand loans	697,900	690,784	965,482
Accounts payable	4,014,101	2,944,069	2,702,083
Accrued expenses	644,129	756,265	781,866
Total current liabilities	7,273,645	6,308,633	6,070,719

Long-term debt	11,005,424	12,009,491	12,015,250
TOTAL LIABILITIES	18,279,069	18,318,124	18,085,969

EQUITY:
Marquis Industries, Inc. stockholders' equity -
Common stock, no par value, 1,000,000 shares authorized, 113,757 shares issued and outstanding	7,448,900	7,448,900	7,448,900
Retained earnings	10,998,426	9,957,225	7,243,163
	18,447,326	17,406,125	14,692,063
Noncontrolling interest	–	101,547	86,918
Total equity	18,447,326	17,507,672	14,778,981
TOTAL LIABILITIES AND EQUITY	$36,726,395	$35,825,796	$32,864,950

The accompanying notes are an integral part of these consolidated financial statements.

3

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Six Months Ended		For the Years Ended
	June 27,	June 21,	January 3,	December 28,
	2015	2014	2015	2013
	(unaudited)	(unaudited)
Net Sales	$32,900,573	$27,390,377	$59,088,055	$55,938,846
Cost of Sales	23,989,968	20,467,659	44,665,012	44,248,898
Gross profit	8,910,605	6,922,718	14,423,043	11,689,948

Operating expenses:
Warehouse expenses	600,130	622,637	1,336,958	1,252,439
Selling expenses	2,854,636	2,427,572	5,126,037	4,784,319
General and administrative expenses	1,393,376	1,415,513	2,412,654	2,461,983
Total operating expenses	4,848,142	4,465,722	8,875,649	8,498,741
Income from operations	4,062,463	2,456,996	5,547,394	3,191,207

Other income (expense)
Interest income	12,082	8,091	423	5,364
Interest expense	(255,391)	(298,877)	(558,989)	(739,795)
Rental income	6,300	4,500	9,900	6,900
Gain (loss) on disposal of assets	–	–	(7,516)	(69,267)
Other	39,200	52,603	17,479	–
Total other income (expense)	(197,809)	(233,683)	(538,703)	(796,798)

Net income	3,864,654	2,223,313	5,008,691	2,394,409

Net income attributable to noncontrolling interest	–	(14,732)	(14,629)	(14,711)

Net income attributable to Marquis Industries, Inc.	$3,864,654	$2,208,581	$4,994,062	$2,379,698

Weighted average shares outstanding :
Basic	113,757	113,757	113,757	113,757
Diluted	113,757	113,757	113,757	113,757

Earnings per share
Basic	$33.97	$19.41	$43.90	$20.92
Diluted	$33.97	$19.41	$43.90	$20.92

The accompanying notes are an integral part of these consolidated financial statements.

4

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

	Common Stock		Retained	Noncontrolling	Total
	Shares	Amount	Earnings	Interest	Equity
Balance, December 29, 2012	113,757	$7,448,900	$5,886,285	$72,207	$13,407,392

Net income			2,379,698	14,711	2,394,409

Dividends			(1,022,820)		(1,022,820)

Balance, December 28, 2013	113,757	7,448,900	7,243,163	86,918	14,778,981

Net income			4,994,062	14,629	5,008,691

Dividends			(2,280,000)		(2,280,000)

Balance, January 3, 2015	113,757	$7,448,900	$9,957,225	$101,547	$17,507,672

Net income			3,864,654	–	3,864,654

Purchase of noncontrolling interest				(135,000)	(135,000)

Excess of cost over fair value of noncontrolling interest acquired			(33,453)	33,453	–

Dividends			(2,790,000)		(2,790,000)

Balance, June 30, 2015 (unaudited)	113,757	$7,448,900	$10,998,426	$–	$18,447,326

The accompanying notes are an integral part of these consolidated financial statements.

5

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended		For the Years Ended
	June 27,	June 21,	January 3,	December 28,
	2015	2014	2015	2013
	(unaudited)	(unaudited)
OPERATING ACTIVITIES:
Net income	$3,864,654	$2,223,313	$5,008,691	$2,394,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	888,139	819,830	1,799,490	1,934,922
Amortization of deferred loan costs	–	7,620	7,620	15,119
Provision for (recovery of) bad debts	8,063	–	(156,635)	50,000
Loss on disposal of assets	–	–	7,516	69,267
Change in operating assets and liabilities:
Accounts receivables	(2,552,450)	710,275	(456,234)	181,665
Inventories	1,453,964	(1,421,341)	(187,161)	127,131
Prepaid expenses and other current assets	(381,179)	(100,038)	(607,006)	(1,539,240)
Other assets	1,090,222	284,855	60,210	1,055,624
Accounts payable	1,070,032	1,253,196	241,986	(659,508)
Accrued expenses	(112,136)	(116,089)	(25,601)	260,476
Net cash provided by operating activities	5,329,309	3,661,621	5,692,876	3,889,865

INVESTING ACTIVITIES:
Capital expenditures	(96,645)	(253,339)	(2,948,450)	(993,493)
Purchase of noncontrolling interest	(135,000)	–	–	–
Proceeds from disposal of assets	–	–	–	184,667
Net cash used in investing activities	(231,645)	(253,339)	(2,948,450)	(808,826)

FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	–	–	2,200,000	–
Payments on long-term debt	(1,004,067)	(1,491,041)	(1,909,532)	(2,003,600)
Net payments on demand loans	7,116	(282,621)	(274,698)	(163,308)
Collections from (advances to) related parties, net	43,670	168	(142,105)	35,138
Dividends paid	(2,790,000)	(1,540,000)	(2,280,000)	(1,022,820)
Net cash used in financing activities	(3,743,281)	(3,313,494)	(2,406,335)	(3,154,590)

NET INCREASE (DECREASE) IN CASH	1,354,383	94,788	338,091	(73,551)

CASH, BEGINNING BALANCE	1,008,780	670,689	670,689	744,240

CASH, ENDING BALANCE	$2,363,163	$765,477	$1,008,780	$670,689

CASH PAID FOR:
Interest	$255,391	$298,877	$556,808	$742,742
Income taxes	$–	$–	$–	$–

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Property acquired through issuance of long-term debt	$–	$–	$–	$542,553

The accompanying notes are an integral part of these consolidated financial statements.

6

MARQUIS INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JANUARY 3, 2015 AND DECEMBER 28, 2013

AND THE SIX MONTHS ENDED JUNE 27, 2015 AND JUNE 21, 2014, (UNAUDITED)

Note 1 - Organization and Basis of Presentation

Marquis Industries, Inc. (the “Company”) is engaged primarily in the manufacture and sale of carpet and the sale of vinyl and wood floorcoverings. The Company's products are sold mainly in North America. The Company was incorporated in the state of Georgia on March 7, 1990.

The Company's yearend is the 52-53 week period ending on the Saturday nearest the end of the month of December. The year ended January 3, 2015 consisted of 53 weeks and the year ended December 28, 2013 consisted of 52 weeks.

Interim Financial Statements

The interim financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the six months ended June 27, 2015 are not necessarily indicative of the results for the year ending January 2, 2016.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Inc., its wholly-owned subsidiaries, Astro Carpet Mills, LLC and Constellation Industries, LLC, and its 90% owned subsidiary, SF Commercial Properties, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. Noncontrolling interests represent the portion of subsidiaries that are not wholly-owned by the Company. During the six months ended June 27, 2015, the Company purchased the remaining 10% interest of SF Commercial Properties, LLC for $135,000.

During 2014, the Company formed Constellation Industries, LLC (“Constellation”) as a wholly-owned subsidiary and transferred assets to Constellation in exchange for an equity interest. The assets received by Constellation that were transferred by the Company were accounted for at the Company’s carrying value.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates made in connection with the accompanying consolidated financial statements include the estimated reserve for doubtful accounts receivable and inventories, the fair values in connection with the analysis of long-lived assets for impairment, and estimated useful lives for property and equipment.

Financial Instruments

Financial instruments consist primarily of cash and cash equivalents, accounts receivable - trade, accounts receivable – factored, advances to officer and obligations under accounts payable, accrued expenses and demand loans. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and demand loans approximate fair value because of the short maturity of those instruments.

7

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains at various financial institutions cash and cash equivalent accounts which may exceed federally insured amounts at times and which may at times significantly exceed consolidated balance sheet amounts due to outstanding checks. As of January 3, 2015 and December 28, 2013, the Company had approximately $384,853 and $0 of cash and cash equivalents in excess of federal deposit insurance, respectively.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The allowance for doubtful accounts is based upon historical bad debt experience and periodic evaluations of the aging and collectability of the accounts receivable. This allowance is maintained at a level which the Company believes is sufficient to cover potential credit losses and receivables are only written off to bad debt expense as uncollectible after all reasonable collection efforts have been made. The allowance for doubtful accounts was $33,063 (unaudited), $25,000 and $181,635, as of June 27, 2015, January 3, 2015 and December 28, 2013, respectively.

Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall purchase the account receivable for the gross amount of the respective invoices, less factoring commissions, trade and cash discounts. The factor shall be entitled to charge the Company with a factoring commission for each account which equal to 0.75%-1% of the gross amount of the account as of the date of purchase, plus interest to be calculated at 3.25%-6% per annum. The minimum annual commission of $75,000 per contract year. The total amount of accounts receivable factored was $4,670,306, $3,558,773 and $3,550,256 as of June 27, 2015, January 3, 2015 and December 28, 2013, respectively.

Factored receivables are sold without recourse with substantially all of the balance receivable from two factors. The Company performs ongoing credit evaluations of its customers' financial conditions and does not require collateral to support customer receivables. The Company establishes an allowance for claims and doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out basis. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. There is no inventory allowance as of June 27, 2015, January 3, 2015 and December 28, 2013, respectively.

Spare parts inventory is recorded into prepaid expense in the consolidated financial statements. There is $379,432, $379,432 and $274,084 spare parts inventory as of June 27, 2015, January 3, 2015 and December 28, 2013.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The carrying value of long-lived assets, such as property and equipment and finite lived intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the six months ended June 27, 2015 and years ended January 3, 2015 and December 28, 2013, the Company recognized no impairment losses on long-lived assets.

8

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. The stockholders are personally liable for their proportionate share of the Company's federal taxable income. Therefore, no provision or liability for federal income taxes is reflected in these consolidated financial statements. The Company is liable for an immaterial amount of income tax in one state.

The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. As of January 3, 2015, the Company has not recognized liabilities for uncertain tax positions or associated interest and penalties.

The Company files its income tax returns in the US federal jurisdiction and various state jurisdictions. With few exceptions, the Company is no longer subject to US federal and state tax examinations by tax authorities for years before 2011.

Revenue Recognition

Revenues, including shipping and handling amounts, are recognized when the following criteria are met: there is persuasive evidence that a sales agreement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. Delivery is not considered to have occurred until the customer takes title to the goods and assumes the risks and rewards of ownership, which is generally on the date of shipment. At the time revenue is recognized, the Company records a provision for the estimated amount of future returns based primarily on historical experience and any known trends or conditions that exist at the time revenue is recognized. Revenues are recorded net of taxes collected from customers.

Shipping and Handling

The Company classifies shipping and handling billed to customers as sales and classifies costs relating to shipping and handling as cost of sales.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense totaled $159,409 and $142,484 for the six months ended June 27, 2015 and June 21, 2014, respectively and $320,402 and $317,078 for the years ended January 3, 2015 and December 28, 2013, respectively.

Earnings Per Share

Earnings per share is calculated in accordance with FASB ASC 260, “Earnings Per Share”. Under ASC 260 basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. The Company had to potentially dilutive shares during all the periods presented.

9

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, “Distinguishing Liabilities from Equity,” and FASB ASC Topic 815, “Derivatives and Hedging.” As of June 27, 2015 (unaudited), January 3, 2015 and December 28, 2013, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in the ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. It also addresses sources of confusion and inconsistent application related to financial reporting of discontinued operations guidance in U.S. GAAP. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. In addition, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This new standard will replace most existing revenue recognition guidance in U.S. GAAP. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount it expects to receive for those goods and services. The ASU requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and estimates, and changes in those estimates. The ASU will be effective for the Company beginning January 1, 2017, and allows for both retrospective and modified- retrospective methods of adoption. The Company is in the process of determining the method of adoption it will elect and is currently assessing the impact of this ASU on its consolidated financial statements and footnote disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendment in the ASU provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. Earlier adoption is permitted. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

10

In November 2014, the FASB issued ASU No. 2014-16 (ASU 2014-16), Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity . The amendments in this ASU do not change the current criteria in U.S. GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. The amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract. The ASU applies to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share and is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The adoption of ASU 2014-16 is not expected to have a material effect on the Company’s consolidated financial statements. Early adoption is permitted.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items. ASU 2015-01 eliminates the concept of an extraordinary item from US GAAP. As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item. However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently. ASU 2015-01 is effective for periods beginning after December 15, 2015. The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements. Early adoption is permitted.

In February, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning after December 15, 2015. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements. Early adoption is permitted.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendments in this Update defer the effective date of ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 - Inventories

Inventories consist of the following:

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
Raw materials	$7,353,456	$8,492,627	$7,872,701
Work in progress	870,721	1,116,315	1,445,395
Finished goods	1,948,840	2,018,039	2,121,724
	$10,173,017	$11,626,981	$11,439,820

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Note 4 - Property and Equipment

Property and equipment consist of the following:

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
Land and improvements	$697,862	$697,862	$697,862
Building and improvements	7,123,933	7,095,603	6,802,041
Machinery and equipment	19,782,884	19,693,202	16,544,492
Furniture and fixtures	655,042	647,626	595,096
Transportation equipment	432,547	451,373	428,336
Construction in progress	–	9,957	603,780
	28,692,268	28,595,623	25,671,607
Accumulated depreciation	(14,567,511)	(13,679,372)	(11,896,800)
	$14,124,757	$14,916,251	$13,774,807

Note 5 - Prepaid Expense and Other Current Assets

Prepaid expense and other current assets consist of the following:

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
Advance to suppliers	$349,238	$463,117	$128,509
Cash surrender value of life insurance	557,732	1,277,189	1,097,798
Prepaid expense	1,024,600	643,421	550,414
	$1,931,570	$2,383,727	$1,776,721

Note 6 - Other Assets

Other assets consist of the following:

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
Receivable - employee	$–	$251,851	$240,236
Other	–	5,035	7,617
	$–	$256,886	$247,853

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Note 7 - Debt

Long-term debt consist of the following:

	June 27,	January 3,	December 28,
	2015	2015	2013
	(unaudited)
Equipment note - 3.0% until February 27, 2018, with rate to be adjusted thereafter; monthly payments of $28,939 including interest beginning on March 28, 2013; balance due February 28, 2023	$2,405,554	$2,513,269	$2,780,347

Real estate note - 4.6%; monthly payments of $6,015 including interest; balance due September 2016	95,198	121,014	185,924

Promissory note - 4.5%; monthly payments of $6,533 including interest; balance due March 2014	–	–	5,981

$4,500,000 line of credit - interest payable monthly at lender's prime rate; balance due February 2017	4,460,580	4,460,580	4,500,000

Equipment note - 0.5% above lender's prime interest rate with minimum rate of 4.5%; interest payable monthly; balance due March 2014	–	–	3,414,286

Real estate note - 0.5% above lender's prime rate with a minimum rate of 4.5%; monthly payments of $31,250 plus interest beginning May 2011; balance due March 2014	–	–	2,750,000

Equipment note - monthly payments of $71,429 plus interest at lender's prime rate beginning April 2014; balance due February 2017	1,700,000	2,257,143	–

Real estate note - monthly payments of $31,250 plus interest at lender's prime rate beginning April 2014; balance due February 2017	2,218,750	2,375,000	–

Equipment note - interest payments at lender's prime rate beginning June 2014; monthly payment of $26,190 plus interest at lender's prime rate beginning December 2014; balance due December 2021	2,042,857	2,200,000	–
	12,922,939	13,927,006	13,636,538
Less current portion	(1,917,515)	(1,917,515)	(1,621,288)
	$11,005,424	$12,009,491	$12,015,250

Notes payable are cross-collateralized with substantially all real and personal property, personal guarantees of stockholders and assignments of rent and leases.

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Aggregate maturities of long-term debt subsequent to January 3, 2015, are as follows:

Year ending
January 2, 2016	$1,917,515
December 31, 2016	1,882,951
December 31, 2017	7,235,410
December 29, 2018	615,876
December 28, 2019	625,049
Thereafter	1,650,205
$13,927,006

The Company has unsecured demand loans in the amount of $697,900 (unaudited), $690,784 and $965,482 as of June 27, 2015, January 3, 2015 and December 31, 2013, respectively. Interest rates on these loans range from .5% under the prime rate to 10%.

Interest expense totaled $482,471 and $657,706 for bank and demand loans, $26,402 and $41,191 for related parties and $50,116 and $40,898 for factoring of accounts receivable for the years ended January 3, 2015 and December 28, 2013, respectively. As of January 3, 2015, the lender's prime rate is 3.25%.

Covenants related to the loan agreements of the Company require maintenance of minimum tangible net worth, a maximum funded debt to tangible net worth ratio, and minimum ratio of earnings before interest, taxes, depreciation and amortization to current maturities of long-term debt plus interest expense.

The line of credit agreement requires the Company to maintain an outstanding balance no greater than $3,150,000 for a period of at least 30 consecutive days during each fiscal year.

Note 8 - Related Party Transactions

Included in the demand notes (See Note 6) at June 27, 2015, January 3, 2015 and December 28, 2013 are $0 (unaudited), $0 and $285,156, respectively, due to a trust controlled by the Company’s majority stockholder.

Due from officer at June 27, 2015, January 3, 2015 and December 28, 2013 are advances of $229,499 (unaudited), $273,169 and $207,927, respectively, due from the Company’s majority stockholder. These amount are non-interest bearing and are due on demand.

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Note 9 - Commitments and Contingencies

Leases

The Company leases certain real property, transportation and other equipment on a month-to-month basis. Rent expense totaled $13,406 and $10,074 for the six months ended June 27, 2015 and June 21, 2014, respectively and $22,430 and $28,338 for the years ended January 3, 2015 and December 28, 2013.

Litigation

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against it is likely to have a materially adverse effect on the Company’s consolidated financial position, results of operations, cash flows or liquidity of the Company.

Note 10 - Employee Benefit Plan

The Company has a contributory 401(k) plan covering substantially all full-time employees who are twenty-one or older and have a minimum of one year of service. The plan provides for discretionary matching contributions by the Company. Contributions by the Company totaled $12,583, $25,078 and $22,758 for the period ended June 27, 2015 and for the years ended January 3, 2015 and December 28, 2013, respectively.

Note 11 - Concentration of Credit Risk

One customer comprised of 15% of total sales for the years ended January 3, 2015 and December 28, 2013.

Four vendors comprised of 59% and 60% of total purchases for the years ended January 3, 2015 and December 28, 2013, respectively. Three and Six vendors comprised of 53% and 91% of accounts payable as of January 3, 2015 and December 28, 2013, respectively.

Note 12 - Subsequent Events

On July 6 and July 7, 2015, the Company, through its newly formed, wholly-owned subsidiary, Live Ventures, Inc. (“Live Ventures”), entered into a series of agreements in connection with its indirect purchase of Marquis Industries, Inc., a Georgia corporation (“Marquis Industries”), and its subsidiaries. The purchase was effectuated between Marquis Affiliated Holdings LLC, a Delaware limited liability company (“Marquis Holdings”) that is 80% owned by Live Ventures, and the shareholders of Marquis Industries. The remaining 20% of Marquis Holdings is owned by the former owners of Marquis Industries.

The purchase price was paid through a combination of debt financing that was provided by (i) the Bank of America Term and Revolving Loan in the aggregate amount of (x) approximately $7.8 million for the term component and (y) approximately $15 million for the revolving component and (ii) a mezzanine loan in an amount of up to $7,000,000 provided by Isaac Capital Fund I, LLC, a private lender whose managing member is Jon Isaac, the chief executive officer of the Company. In connection with operations of Marquis Industries after the closing of the purchase transaction, and as part of the Bank of America Term and Revolving Loan, Marquis Industries may borrow up to $15 million (based on eligibility).

The Bank of America term loan bears interest at a variable rate based on a base rate plus a margin. Monthly payments to Bank of America are approximately $79,000 plus accrued interest. The term component is due and payable in July 2020, which is when the revolving component terminates.

The Isaac Capital Fund I, LLC mezzanine loan bears interest at 12.5% with payment obligations of interest each month and all principal due in January 2021.

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